Exhibit 99.1

EBIX REPORTS GAAP DILUTED EPS OF $3.02 ON RECORD REVENUES OF $625.6

MILLION AND OPERATING CASH OF $100.4 MILLION

JOHNS CREEK, GA – April 27, 2021 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported fiscal 2020 fourth quarter (“Q4 2020”) and full year results for the periods ended December 31, 2020. Ebix will host a conference call to review its results today at 11:00 a.m. EST (details below).

Ebix Chairman, President and CEO Robin Raina said, “We are pleased that we were able to deliver stellar financial results in 2020, in spite of the tremendous negative impact of Covid-19 across several major areas of our global operations. In 2020, the Company produced cash flows from operations of $100.4 million as compared to $60.8 million in 2019. We are pleased with that cash flow generation, as it speaks to the diversity and fundamental strength of our businesses worldwide.”

Ebix delivered the following results for its fiscal fourth quarter and fiscal year 2020:

Revenue: Fiscal year 2020 revenue increased 8% to $625.6 million as compared to fiscal year 2019, and Q4 2020 revenue increased 52% year-over-year to $222.1 million versus Q4 2019.

On a constant currency basis, Ebix 2020 revenues increased 12% to $647.5 million vs. $580.6 million in 2019. Exchanges, including the EbixCash and Insurance Exchanges worldwide, continued to be Ebix’s largest channel, accounting for 91% of our fiscal year 2020 revenues.

(dollar amounts in thousands)
Channel	Q4 2020	Q4 2019	Change	2020	2019	Change
EbixCash Exchanges	$160,425	$81,184	+98%	$388,293	$319,953	+21%
Insurance Exchanges	48,770	48,074	+1%	178,111	190,067	-6%
RCS – Insurance	12,920	16,925	-24%	59,205	70,595	-16%

Total Revenue	$222,115	$146,183	+52%	$625,609	$580,615	+8%

Total Revenue on Constant Currency Basis	$228,162	$146,183	+56%	$647,511	$580,615	+12%

Operating Income and Operating Cash: Q4 2020 GAAP operating income decreased 19% to $27.7 million as compared to $34.2 million in Q4 2019, primarily because of a one-time impairment charge of $6.2 million taken in Q4 2020 related to the Company’s Ebix Health Administration joint venture (“EHAE”) and the impact of Covid-19 on our worldwide businesses throughout fiscal year 2020. In Q4 2020, the Company generated $28.6 million of cash flows from operations.

GAAP operating income for 2020 declined 19% to $125.8 million as compared to $155.7 million in 2019. Non-GAAP operating income for 2020 was $147.7 million.

In 2020, the Company generated cash flows from operations of $100.4 million as compared to $60.8 million in 2019 in spite of the effect of Covid-19 on our worldwide businesses during 2020.

Earnings per Share: For the full fiscal year 2020, GAAP diluted earnings per share declined 4% to $3.02 from $3.16 in 2019. Excluding the one-time non-recurring items, non-GAAP diluted earnings per share for 2020 was $3.70.

Q4 2020 GAAP diluted earnings per share declined 10% to $0.64 from $0.71 in Q4 2019, primarily because of the one-time EHAE impairment charge in Q4 2020. Excluding the one-time non-recurring items, non-GAAP diluted earnings per share in Q4 2020 was $0.94.

Net Income: Full year 2020 GAAP net income decreased 4% to $92.4 million compared to $96.7 million in 2019. Fiscal year 2020 Non-GAAP net income was $113.1 million after excluding certain non-recurring items.

Q4 2020 GAAP net income decreased 10% to $19.5 million as compared to $21.7 million in Q4 2019. Q4 2020 Non-GAAP net income was $28.7 million after excluding certain non-recurring items.

Q1 2021 Diluted Share Counts: Ebix expects its diluted share count to be approximately 30.7 million in Q1 2021.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2020 for a total cost of $2.3 million.

Robin said, “We grew our overall revenues 44% sequentially and 52% year over year in Q4 of 2020. We took a $6.2 million charge in Q4 2020 on account of a one-time impairment of our TPA business (EHAE), without which our operating income in Q4 2020 would have been $34 million. Our Non-GAAP operating margin for the Company, excluding the lower margin payment solutions business, was 41.2% in the fourth quarter of 2020. This number excludes the additional impact of foreign exchange variations, which on a constant currency basis, would have added approximately $6 million to our Q4 2020 revenues and, accordingly, would have resulted in an additional increase in our income.”

Steve Hamil, EVP and Global CFO added, “During 2020, the Company cumulatively spent $117.7 million, including $29.5 million for cash interest related to outstanding debt, $21.3 million for tax payments, $20.7 million for scheduled principal payments on the term loan, $14.3 million for acquisition-related activities, $10.9 million reducing our working capital facilities in India, $9.2 million for dividend payments, $6.5 million for acquisition earn-out payments and $5.3 million for capital expenditures. Considering that level of expenditures, our cash, cash equivalents, short term investments and restricted cash were $138.6 million at 12/31/20 vs $112.7 million at 12/31/19. Total debt, including the working capital facilities, short term debt, current portion of long-term debt, long-term debt, and the revolving line of credit, stood at $712.7 million at December 31, 2020 versus $744.1 million at December 30, 2019, a year-over-year reduction of $31.4 million. The Company has made an additional $25.6 million in term loan payments related to its senior secured credit facility since 12/31/20.”

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Full Year 2020

	Net Income	Diluted EPS
2020 GAAP Net Income	$92,377	$3.02
2020 GAAP Operating Income	$125,802
Non-GAAP Adjustments:
Amortization of Intangibles (1)	$9,499	$0.31

Stock-Based Compensation (1)	$4,792	$0.16
EHAE Intangible Impairment in Q4 2020 (2)	$6,168	$0.20
One-time Legal Costs (3)	$1,478	$0.05
Income Tax Effects of Non–GAAP Adjustments (4)	($1,242)	($0.04)
Total Non-GAAP Adjustments (Operating Income)	$21,937
Total Non-GAAP Adjustments (Net Income)	$20,695	$0.68
Full Year 2020 Non-GAAP Net Income	$113,072	$3.70
Full Year 2020 Non-GAAP Operating Income	$147,739

Q4 2020

	Net Income	Diluted EPS
Q4 2020 GAAP Net Income	$19,497	$0.64
Q4 2020 GAAP Operating Income	$27,740
Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,379	$0.08
Stock-Based Compensation (1)	$1,335	$0.04
EHAE Intangible Impairment in Q4 2020 (2)	$6,168	$0.20
One-time Legal Costs (3)	$658	$0.02
Income Tax Effects of Non–GAAP Adjustments (5)	($1,352)	($0.04)
Total Non-GAAP Adjustments (Operating Income)	$10,540
Total Non-GAAP Adjustments (Net Income)	$9,188	$0.30
Fourth Quarter 2020 Non-GAAP Net Income	$28,685	$0.94
Fourth Quarter 2020 Non-GAAP Operating Income	$38,280

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Adjustment relates to an intangible asset impairment recorded in Q4 2020 at our Ebix Health Administration Exchange joint venture.
(3)	Non-recurring legal costs recorded during the periods for GAAP purposes.
(4)	Non-GAAP adjustment is based on the 2020 effective tax rate, which reflects currently available information and could be subject to change.
(5)	Non-GAAP adjustment is based on the Q4 2020 effective tax rate, which reflects currently available information and could be subject to change.

Conference Call Details:

Call Date/Time:	Tuesday, April 27, 2021 at 11:00 a.m. EST

Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 4957948

Live Audio Webcast:	www.ebix.com/webcast

Audio Replay URL:	www.ebix.com/result_20_Q4 after 2:00 p.m. EST on April 27, 2021

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a “Phygital” strategy that combines over 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 20 international airports, including Delhi, Mumbai, Mumbai, Hyderabad, Chennai and Kolkata, combined conducting over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processes approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 200,000 agents, 25 branches and over 9,800 corporate clients, combined processing an estimated $2.5 billion in gross merchandise value per year (pre-COVID-19).

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the ongoing effects of the Covid-19 global pandemic, the potential impacts of RSM’s resignation; the risk of litigation or regulatory action arising from RSM’s resignation and the resulting failure to failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”); possible default by the Company under its credit facility; potential reputational damage that the Company may suffer as a result of these matters; the impact of these matters on the value of the Company’s stock; the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except per share amounts)
Operating revenue:	$625,609	$580,615	$497,826
Operating expenses:
Costs of services provided	343,262	205,165	168,415
Product development	35,267	45,302	39,078
Sales and marketing	13,835	19,578	17,587
General and administrative, net	87,537	140,429	108,475
Amortization and depreciation	13,738	14,468	11,292
Impairment of intangible asset	6,168	—	—

Total operating expenses	499,807	424,942	344,847
Operating income	125,802	155,673	152,979
Interest income	167	629	436
Interest expense	(31,578)	(42,332)	(27,101)
Non-operating income	153	337	60
Non-operating expense - litigation settlement (see Note 5)	—	(21,140)	—
Foreign currency exchange loss	(387)	(2,376)	(792)

Income before income taxes	94,157	90,791	125,582
Income tax provision	(5,330)	(220)	(32,501)

Net income including noncontrolling interest	$88,827	$90,571	$93,081

Net loss attributable to noncontrolling interest (see Note 17)	(3,550)	(6,149)	(58)

Net income attributable to Ebix, Inc.	$92,377	$96,720	$93,139

Basic earnings per common share	$3.03	$3.17	$2.97
Diluted earnings per common share	$3.02	$3.16	$2.95
Basic weighted average shares outstanding	30,510	30,511	31,393
Diluted weighted average shares outstanding	30,571	30,594	31,534

See accompanying notes to the consolidated financial statements.

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	December 31,
	2020	2019
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	105,035	73,228
Receivables from service providers	4,711	25,607
Short-term investments	25,019	4,443
Restricted cash	8,519	35,051
Fiduciary funds - restricted	4,106	4,966
Trade accounts receivable, less allowances of 22,691 and 21,696, respectively	142,847	153,565
Other current assets	71,661	67,074

Total current assets	361,898	363,934

Property and equipment, net	52,521	48,421
Right-of-use assets	12,372	19,544
Goodwill	949,037	952,404
Intangibles, net	50,880	46,955
Indefinite-lived intangibles	21,647	42,055
Capitalized software development costs, net	19,389	19,183
Deferred tax assets, net	63,402	69,227
Other assets	38,707	29,896

Total assets	$1,569,853	$1,591,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$64,764	$84,735
Payables to service agents	5,281	12,196
Accrued payroll and related benefits	11,792	8,755
Working capital facilities	16,643	28,352
Fiduciary funds - restricted	4,106	4,966
Short-term debt	894	1,167
Contingent liability for earn-out acquisition consideration	—	8,621
Current portion of long-term debt, net of deferred financing costs of $920 and $575 thousand, respectively	23,621	22,091
Contract liabilities	32,898	28,712
Lease liability	3,905	5,955
Other current liabilities	27,486	29,335

Total current liabilities	191,390	234,885

Revolving line of credit	439,402	438,037
Long-term debt, less current portion, net of deferred financing costs of $1,062 and $1,534, respectively	232,140	254,467
Contingent liability for earn-out acquisition consideration	—	1,474
Contract liabilities	8,033	8,541
Lease liability	8,540	13,196
Deferred tax liability, net	1,235	1,235

Other liabilities	29,009	40,339

Total liabilities	909,749	992,174

Commitments and Contingencies, Note 5
Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2020 and 2019	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at December 31, 2020 and no shares authorized, issued and outstanding at December 31, 2019	—	—
Common stock, $.10 par value, 220,000,000 shares authorized, 30,515,334 issued and outstanding at December 31, 2020 and 30,492,044 issued and outstanding at December 31, 2019	3,052	3,049
Additional paid-in capital	11,126	6,960
Retained earnings	700,304	618,503
Accumulated other comprehensive loss	(101,503)	(78,398)

Total Ebix, Inc. stockholders’ equity	612,979	550,114
Noncontrolling interest (see Note 17)	47,125	49,331

Total stockholders’ equity	660,104	599,445

Total liabilities and stockholders’ equity	$1,569,853	$1,591,619

See accompanying notes to the consolidated financial statements.

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2020	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$92,377	$96,720	$93,139
Net (loss) income attributable to noncontrolling interest	(3,550)	(6,149)	(58)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	13,738	14,468	11,292
Provision for doubtful accounts	1,749	12,325	3,571
Provision for deferred taxes, net of acquisitions and effects of currency translation	5,114	(15,525)	(13,043)
Unrealized foreign exchange losses	—	1,104	606
Amortization of right-of-use assets	6,100	7,144	—
Amortization of capitalized software development costs	3,367	2,696	2,233
Share-based compensation	4,792	3,397	2,811
Reduction of acquisition earn-out contingent liability	(3,105)	(16,543)	(1,391)
Cash paid for acquisition earn-out	(6,453)	—	(3,831)
Intangible asset impairment	6,168	—	—
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	3,258	(22,977)	15,839
Receivables from service providers	20,896	10,950	(36,557)
Payables to service agents	(6,915)	(13,455)	25,651
Other assets	(10,487)	(8,351)	(8,486)
Accounts payable and accrued expenses	(14,569)	(19,624)	(11,787)
Accrued payroll and related benefits	2,100	(661)	(788)
Lease liabilities	(5,700)	(6,878)	(360)
Reserve for potential uncertain income tax return positions	—	(95)	149
Other liabilities	(12,204)	30,396	13,205
Contract liabilities	3,680	(8,149)	(8,740)

Net cash provided by operating activities	100,356	60,793	83,455

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(14,276)	(105,466)	(232,557)
Cash (paid to) received from Paul Merchants for 10% stake in MTSS combined business and other investment	—	(5,348)	4,996
Maturities (purchases) of marketable securities	(20,964)	27,015	(4,087)
Capitalized software development costs	(4,229)	(7,989)	(8,079)
Capital expenditures	(5,337)	(4,908)	(8,032)

Net cash used in investing activities	(44,806)	(96,696)	(247,759)

Cash flows from financing activities:
Proceeds from / (payment) to revolving line of credit, net	1,364	13,500	150,008
Proceeds from term loan	—	—	175,500
Principal payments on term loan obligation	(20,711)	(15,063)	(10,016)
Payments on short-term notes, net	—	6,450	(8,341)
Working capital facilities	(10,927)	19,079	(8,094)
Repurchase of common stock	—	(12,952)	(40,820)

Payments of long term debt	(271)	(686)	(80)
Payments for capital lease obligations	(210)	—	(6)
Proceeds from exercise of common stock options	636	—	439
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(2,589)	(230)	(467)
Dividends paid	(9,245)	(9,193)	(9,316)

Net cash (used) provided by financing activities	(41,953)	905	248,807

Effect of foreign exchange rates on cash and cash equivalents	(4,753)	(3,314)	(5,689)
Net change in cash and cash equivalents, and restricted cash	8,844	(38,312)	78,814
Cash and cash equivalents, and restricted cash at the beginning of the year	111,369	149,681	70,867

Cash and cash equivalents, and restricted cash at the end of the year	$120,213	$111,369	$149,681

Supplemental disclosures of cash flow information:
Interest paid	29,498	41,143	25,690
Income taxes paid	21,321	24,041	10,149

See accompanying notes to the consolidated financial statements.